EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of The Gabelli Equity Trust Inc.

In planning and performing our audit of the financial statements of The Gabelli Equity Trust Inc. (the "Trust") for the year ended December 31, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2003.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
February 20, 2004


EXHIBIT B:
77(i)

The Articles Supplementary creating and fixing the rights and preferences of the 5.875% Series D Cumulative Preferred
Stock and the Articles Supplementary creating and fixing the rights and preferences of Series E Auction Rate
Preferred Stock of the Fund are attached herewith as
Exhibit 77(Q1).



EXHIBIT C:
77Q1a

THE FUND'S ARTICLES SUPPLEMENTARY CREATING AND FIXING THE
RIGHTS OF 5.875% SERIES D CUMULATIVE PREFERRED STOCK, dated
October 3, 2003, are incorporated by reference as Exhibit
A(4) to the Fund's Post Effective Amendment No. 2 to the
Fund's Registration Statement on form N-2 as filed with the Securities and Exchange Commission, via EDGAR, on October
1, 2003 pursuant to Rule 462(d) of the Securities Act of
1933 (Accession No. 0000950172-03-002928).


THE FUND'S ARTICLES SUPPLEMENTARY CREATING AND FIXING THE
RIGHTS OF SERIES E AUCTION RATE PREFERRED STOCK, dated
October 3, 2003, are incorporated by reference as Exhibit
A(5) to the Fund's Post Effective Amendment No. 2 to the
Fund's Registration Statement on form N-2 as filed with the Securities and Exchange Commission, via EDGAR, on October
1, 2003 pursuant to Rule 462(d) of the Securities Act of
1933 (Accession No. 0000950172-03-002928).